EXHIBIT 10.42

HARDINGE INC. NON-QUALIFIED DEFERRED COMPENSATION PLAN
Page 1 of 2008 Plan

HARDINGE INC.
NON-QUALIFIED DEFERRED COMPENSATION PLAN

Plan Effective February 19, 2008
As Amended and Restated Effective January 1, 2009

Section 1. PURPOSE. The purpose of this Plan is to provide certain executives of Hardinge, Inc. (the “Company”) and certain of its Affiliates the opportunity to defer receipt of compensation and provide for future savings of compensation earned. The provision of such an opportunity is designed to aid the Company in attracting and retaining as executives, persons whose abilities, experience and judgment can contribute to the well-being of the Company.

SECTION 2.     NAME, EFFECTIVE DATE. The Plan shall be known as the “Hardinge Inc. Non-Qualified Deferred Compensation Plan” and shall be effective February 19, 2008.

SECTION 3.     DEFINITIONS. The following capitalized words and phrases shall have the following meanings in the Plan unless a different meaning is clearly required by the context:

3.1.     “Account” means an account maintained on the books of the Company or its designee to record an Employee’s entitlement to future payments under the Plan. A Employee’s Accounts may include an Employee Deferral Account and/or an Employer Contribution Account. Accounts are record keeping devices only and do not reflect a segregation of funds.

3.2.     “Account Balance means the total amount of Employee Deferrals, Employer Contributions and Notional Earnings credited to an Employee’s Accounts at any given time.

3.3.     “Affiliate” means an entity that is related to the Company within the meaning of Code Section 414(b) or 414(c) (entities subject to 80% or greater control by the Company).

3.4.     “Beneficiary” means a beneficiary designated by an Employee in accordance with Section 12 to receive the Employee’s Account Balance in the event the Employee dies before it is distributed in full.

3.5.     “Bonus” means compensation that is normally payable to an Employee in a single sum in the calendar year following the Service Year in which it was earned and is an amount determined under the Hardinge 2006 Incentive Cash Plan or another arrangement determined by the Committee to constitute a bonus arrangement.

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3.6.     “Code” means the Internal Revenue Code of 1986 as amended.

3.7.     “Committee” means the Compensation Committee appointed by the Board of Directors of the Company which administers the Plan in accordance with Section 4.

3.8.     “Company” means Hardinge Inc.

3.9.     “Deferral Election” means an election filed with the Committee by an Employee in accordance with Section 6 to defer payment of a portion of Regular Compensation and/or Bonus earned with respect to services performed by the Employee during a given Service Year.

3.10.     “Employee” means an employee of the Company or an Affiliate who has become eligible to participate in the Plan in accordance with Section 5, and includes a former employee whose Account Balance has not been completely paid from the Plan.

3.11.     “Employee Deferral” means the portion of Regular Compensation and/or Bonus that is deferred under the Plan pursuant to a Deferral Election filed by an Employee.

3.12.     “Employee Deferral Account” means an Account maintained on the books of the Company or its designee to record the Employee Deferrals and Notional Earnings thereon of an Employee. An Employee Deferral Account may have such sub-accounts as the Committee determines to be necessary or convenient.

3.13.     “Employer” means the Company and each Affiliate.

3.14.     “Employer Contribution” means a contribution deemed to be made under the Plan by the Employer on behalf of an Employee that does not result from an Employee Deferral.

3.15.     “Employer Contribution Account” means an Account maintained on the books of the Company or its designee to record Employer Contributions and Notional Earnings thereon. An Employer Contribution Account may have such sub-accounts as the Committee determines to be necessary or convenient.

3.16.     “Five-Year Election” has the meaning provided in Section 6.6.

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3.17.     “Irrevocable Date” means the date on which an Employee’s Deferral Election becomes irrevocable. The Irrevocable Date for a Deferral Election made in the calendar year preceding the relevant Service Year is the December 31st preceding the relevant Service Year. The Irrevocable Date for a Deferral Election made by a newly eligible Employee during the calendar year that is the relevant Service Year is date on which the Deferral Election form is completed, signed and returned to the Committee.

3.18.     “Notional Earnings” means the hypothetical income, gain and/or loss deemed earned by an Employee’s Accounts which are deemed to be invested in one or more Notional Funds as provided in Section 8.

3.19.     “Notional Fund” means a deemed investment fund that returns Notional Earnings equal to the real income, gain or loss returned by a real investment fund, consisting of one or more stocks, bonds, mutual funds or other publicly traded securities, which is tracked by the Notional Fund.

3.20.     “Payment Event” means an event that occurs on a single date such as an Employee’s Separation from Service or the occurrence of a Specified Payment Date that triggers the payment of all or some of an Employee’s Account Balance.

3.21.     “Plan” means this Hardinge Inc. Non-Qualified Deferred Compensation Plan as set forth herein and as amended.

3.22.     “Regular Compensation” means salary that would be earned in a given Service Year and otherwise paid in that year (or deemed earned and otherwise paid in a given Service Year in accordance with Treas. Reg. §1.409A-2(a)(13) concerning a pay period that begins in one year and ends in the next year). Regular Compensation shall be calculated without taking into account pre-tax or after-tax reductions of compensation under Code Sections 125, 132(f) and 401(k). Regular Compensation does not include severance pay and does not include compensation that is not payable in cash, for example, compensation resulting from taxable fringe benefits, the exercise of stock options and the vesting of restricted property.

3.23.     “Separation from Service”
(a) In General. “Separation from Service” means the Employee retires, or otherwise has a termination of employment with all Employers. However, the employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does

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not exceed six months, or if longer, so long as the individual retains a right to reemployment with the service recipient under an applicable statute or by contract. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform services for an Employer. If the period of leave exceeds six months and the individual does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.

(b) Application of Treasury Regulations. The definition of “Separation from Service” provided in this section is intended to follow the default rules of the definition of “Separation from Service” set forth at Treas. Reg. §1.409A-1(h) and shall be construed accordingly.

3.24.     “Service Year” means the calendar year during which the Employee performs services resulting in the earning of Regular Compensation or Bonus that is deferred pursuant to a Deferral Election.

3.25.     “Specified Payment Date” means a calendar date (i.e., a specific day, month and year) on which payment of deferred compensation will occur or commence as elected by an Employee in a Deferral Election.

SECTION 4.     ADMINISTRATION OF THE PLAN.

4.1.     In General. The Plan shall be administered by the Compensation Committee appointed by the Board of Directors of the Company (the “Committee”). Whenever any action is required or permitted to be taken in the administration of the Plan, the Committee shall take such action unless the Committee’s power is expressly limited herein or by operation of law. The Committee shall be the Plan “Administrator” (as such term is defined in Section 3(16)(A) of ERISA). The Committee may delegate its duties and responsibilities as it, in its sole discretion, deems necessary or appropriate to the execution of such duties and responsibilities. Any reference in the Plan to action taken by the Committee includes such action taken by the Committee’s delegate.
4.2.     Powers and Duties. The Committee, or its delegates, shall maintain and keep (or cause to be maintained and kept) such records as are necessary for the efficient operation of the Plan or as may be required by any applicable law, regulation, or ruling and shall provide for the preparation and filing of such forms, reports, information, and documents as may be required to be filed with any governmental agency or department and with the Plan’s Participants and/or other Beneficiaries. The Committee shall have all powers necessary to carry out the administrative provisions of the Plan and to satisfy the requirements of any applicable law or laws. These powers shall include, by way of illustration and not limitation, the exclusive powers and discretionary authority necessary to:

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(1) construe and interpret the Plan; decide all questions of eligibility; decide all questions of fact relating to claims for benefits; and determine the amount, time, manner, method, and mode of payment of any benefits hereunder;

(2) direct the Employer, and/or the trustee of any trust established at the discretion of the Company to provide for the payment of benefits under the Plan, concerning the amount, time, manner, method, and mode of payment of any benefits hereunder;

(3) prescribe procedures to be followed and forms to be used by Employees and/or other persons in filing applications or elections;

(4) prepare and distribute, in such manner as may be required by law or as the Committee deems appropriate, information explaining the Plan; provided, however, that no such explanation shall contravene the terms of this Plan or increase the rights of any Employee or Beneficiary or the liabilities of the Company or any Employer;

(5) require from the Employer and Employees such information as shall be necessary for the proper administration of the Plan;

(6) appoint and retain individuals to assist in the administration and construction of the Plan, including such legal, clerical, accounting, and actuarial services as it may require or as may be required by any applicable law or laws;

(7) approve the investment vehicles that will be offered as the Notional Funds;

(8) approve any special elections and/or payouts permitted under Section 409A of the Internal Revenue Code; and

(9) perform all functions otherwise imposed upon a plan administrator by ERISA.

Without intending to limit the generality of the foregoing, the Committee shall have the power to amend the Plan, in whole or in part, in order to comply with applicable law; provided, however, that no such amendment may increase the duties and obligations of any Employer without the consent of the affected Employer(s).

4.3.     Limitation of Liability. The members of the Committee, and any officer, employee, or agent of the Company or any Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company or any Employer for any act, or failure to act, made in good faith in relation to the Plan. No bond or other security shall be required of any such individual solely on account of any such individual’s power to direct the Employer to make the payments required hereunder. The Company shall indemnify and/or maintain and keep in force insurance in such form and amount as may

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HARDINGE INC. NON-QUALIFIED DEFERRED COMPENSATION PLAN
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be necessary in order to protect the members of the Committee, their delegates and appointees (other than persons who are independent of the Company and are rendering services to the Committee or to or with respect to the Plan) from any claim, loss, damage, liability, and expense (including costs and attorneys’ fees) arising from their acts or failures to act with respect to the Plan, except where such actions or failures to act involve willful misconduct or gross negligence.
4.4.     Claims Procedure. The right of any Employee or Beneficiary to receive a benefit hereunder and the amount of such benefit shall be determined in accordance with the procedures for determination of benefit claims established and maintained by the Committee in compliance with the requirements of Section 503 of ERISA; which separate procedures, entitled Procedures for Determination of Benefit Claims, are incorporated herein by this reference.

SECTION 5.     ELIGIBILITY.

5.1.     In General. Any Employee of an Employer who is on the United States payroll and whose aggregate Regular Compensation and Bonus is expected to exceed the Code Section 401(a)(17) limit on pensionable compensation in a given Service Year ($230,000 in 2008) may be eligible to make Employee Deferrals and to have Employer Contributions made on his or her behalf under the Plan with respect to that Service Year. However, an Employee shall not be eligible to participate in the Plan in a given Service Year unless the Employee receives an invitation to participate in such Service Year from the Committee. A newly eligible Employee shall be deemed to have become eligible on the date the Employee receives such an invitation.
5.2.     Committee Discretion. Notwithstanding Section 5.1, the Committee may use any criteria it deems appropriate to determine which Employees will eligible to participate in the Plan in a given Service Year including, but not limited to, setting a lower threshold for expected compensation. Such criteria shall take into account that the Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974.
SECTION 6.     EMPLOYEE DEFERRALS.

6.1.     In General. An eligible Employee may elect to defer receipt of up to 80% of his or her Regular Compensation earned during a given Service Year and/or up to 100% of his or her Bonus earned during a given Service Year. For purposes of this Section 6.1, Regular Compensation is deemed earned during a given Service Year if it is paid during that Service Year with respect to services performed during a regular pay period that ends within that Service Year, and a Bonus is deemed earned during a given Service Year if it is paid during the calendar year following that Service Year with respect to services performed during that Service Year.

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6.2.     Time and Manner of Deferral Election. An Employee shall make a Deferral Election by completing and signing a Deferral Election form prescribed by the Committee and returning the completed and signed form to the Committee on or before December 15 of the calendar year preceding the Service Year in which the compensation will be deferred. The December 15 date may be extended in special circumstances in the discretion of the Committee but not beyond December 31. The Deferral Election shall specify a whole number percentage of the Regular Compensation and/or a whole number percentage of the Bonus earned during the relevant Service Year that will be deferred. The Deferral Election shall also specify the time and manner of future payment of the amounts deferred and Notional Earnings attributable thereto in accordance with Sections 6.4 and 6.5 provided, however, if the Deferral Election is made with respect to a Service Year subject to a previously made Five-Year Election (an election of time and form of payment made within the previous five years) the current election of time and form of payment shall be deemed to be the same as the previously made Five-Year Election.
6.3.     Special Rule for Newly Eligible Employees. Notwithstanding Section 6.2, in the case of an Employee who is newly eligible to participate in the Plan, the Employee’s initial Deferral Election may be filed with the Committee as late as 30 days after the Employee has received an invitation to participate in the Plan, and will become irrevocable immediately upon filing, provided that the Deferral Election will not apply to Regular Compensation or Bonus earned with respect to services performed on or before the date on which the Deferral Election becomes irrevocable. This Section 6.3 shall not apply to an Employee if the Employee has ever been eligible to participate in another nonqualified deferred compensation plan sponsored by the Company or its affiliate that is described in Treas. Reg. §1.409A-1(c)(2)(A) (account balance plans permitting Employee elective deferrals).
6.4.     Time of Payment. An Employee may elect to have payment of amounts deferred with respect to a particular Service Year occur (in the case of a lump sum) or commence (in the case of installments) on the day following the six-month anniversary of the Employee’s Separation from Service or on a Specified Payment Date selected by the Employee which may fall before or after the Employee’s Separation from Service
6.5.     Form of Payment. The normal form of payment is a lump sum. However, an Employee may elect payment consisting of up to fifteen (15) approximately equal annual installments provided the payments commence (whether on account of a Separation from Service or on the occurrence of a Specified Payment Date) after the Employee has attained age 55 and completed 15 years of service or after the Employee has attained age 65 and completing 10 years of service. As used in the previous sentence, “years of service” refer to “Vesting Years of Service” as defined in the Hardinge Inc. Pension Plan except that for purposes of this Plan, no “Vesting Years of Service” shall be lost on account of a break in service. If an Employee elects installment payments but payment must commence before the Employee has satisfied the service requirement for installment payments, the payment will occur in a lump sum.

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6.6.     Five-Year Election Rule. Any election of time of payment under Section 6.4 and form of payment under Section 6.5 will be a Five-Year Election and, as such, shall govern the time and form of payment for (1) deferrals made with respect to the Service Year for which the election is made, (2) deferrals (if any) made with respect to the next four Service Years, and (3) deferrals (if any) made thereafter until the next Service Year for which a new election is made. An Employee cannot elect a time or form of payment with respect to deferrals made with respect to a given Service Year if that Service Year is one of the next four Service Years following a Service Year for which a Five-Year Election was made. The Committee shall establish separate subaccounts under an Employee’s Employee Deferral Account and Employer Contribution Account as necessary to reflect amounts subject to different payment elections pursuant to different Five-Year Elections.
6.7.     Change In Time or Form of Payment. A change in the time or form of payment is not permitted.

6.8.     Deferral Elections Are Irrevocable and Limited To One Service Year.
(a) In General. A Deferral Election shall become irrevocable on the relevant Irrevocable Date. Once a Deferral Election becomes irrevocable, it shall remain in effect according to its terms until the last day of the Service Year to which it relates. A Deferral Election shall remain irrevocable and shall be given effect even if the Employee transfers to an Affiliate that has not adopted the Plan. An election to defer compensation (as distinguished from an election as to time and form of future payment of the deferred compensation) shall be effective for only one Service Year and the Employee will have to make a new Deferral Election to defer compensation with respect to any subsequent Service Year .

(b) Cancellation Following Hardship or Emergency Distribution. Notwithstanding Section 6.8(a), a Deferral Election will be cancelled and no longer effective for the remainder of a Service Year in which the Employee receives a payment on account of an unforeseeable emergency as provided in Section 16 or in which the Employee receives a Hardship Distribution from the Hardinge Inc. Retirement Plan. The cancellation shall begin with the first pay period ending at least 10 days after payment on account of unforeseeable emergency or Hardship Distribution.

6.9.     Employee Deferral Account. Employee Deferrals and all Notional Earnings attributable thereto shall be credited to the Employee’s Employee Deferral Account and shall be fully vested at all times.

SECTION 7.     EMPLOYER CONTRIBUTIONS.

7.1.     In General. An Employer may make Employer Contributions under the Plan on behalf of any one or more eligible Employees or no Employees with respect to

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any given Service Year but shall be under no obligation to do so unless and until the Employer has given an Employee notice of an Employer Contribution as required in Section 7.2. Employer Contributions may be made in any amount and may be designed to function as matching contributions with respect to Employee Deferrals or may be unrelated to Employee Deferrals. Employer Contributions may be subject to such vesting restrictions (or none) as the Employer may elect. Employer Contributions shall not be dependent upon an Employee’s participation or nonparticipation under any other plan of any Employer, including the Hardinge Inc. Retirement Plan.
7.2.     Notice to Employee. Any Employer Contribution that will be made (or matching contribution that may be made) on behalf of an Employee with respect to a given Service Year shall be described to the Employee in a written notice furnished to the Employee by the Committee on or before the Employee’s Irrevocable Date for the relevant Service Year. Such notice shall describe the amount of the Employer Contribution, the conditions if any under which it will be made, and any vesting restriction applicable to the contribution.
7.3.     Employer Contribution Account. Employer Contributions and all Notional Earnings attributable thereto shall be credited to the Employee’s Employer Contribution Account and shall become vested as provided in the notice furnished to the Employee in accordance with Section 7.2.
7.4.     Time and Form of Payment. An Employer Contribution made on behalf of an Employee with respect to a given Service Year shall be paid at the same time and in the same form as any Employee Deferral made by the Employee with respect to such Service Year, as determined by the Employee’s Five-Year Election then in effect. If an Employer Contribution is made with respect to a Service Year for which no Five-Year Election is in effect, the Employer Contribution (including all Notional Earnings attributable thereto) shall be paid in a lump sum following the six month anniversary of the Employee’s Separation from Service.
SECTION 8.     DEEMED INVESTMENT OF DEFERRED COMPENSATION.

8.1.     In General. The Employee may elect to have his or her Employee Deferral Account and Employer Contribution Account deemed invested in whole percentages in one or more Notional Funds selected by the Committee. Each of the Employee’s Accounts shall be deemed invested in the same Notional Funds and in the same percentages. However, an Employee may elect to have future Employee Deferrals and Employer Contributions deemed invested in any available Notional Fund in percentages different from the deemed investment of his or her existing Accounts. The Employee’s future Employee Deferrals and Employer Contributions shall be deemed invested in the same Notional Funds and in the same percentages.
8.2.     Changing Deemed Investments. The Employee may change his or her investment elections with respect to existing Accounts and/or future contributions by submitting appropriate directions to the recordkeeper for the Plan. The Committee shall

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provide the employee with instructions for contacting the recordkeeper to submit such directions via telephone and/or internet. The employee’s deemed investment directions shall be subject to such rules and restrictions as the Committee and the recordkeeper may reasonably impose, however, in all events, the employee shall be permitted to change deemed investment directions at least once per calendar month.
8.3.     Period of Deemed Investment. Each Employee Deferral and Employer Contribution deemed made on behalf of an Employee shall be deemed invested in one or more Notional Funds as elected by the Employee or as provided in the default rule in Section 8.4 beginning within three days after the deferred amount is deemed credited to the Employee’s Account (as determined by the Committee) and ending on the date preceding the date of payment.
8.4.     Default Investments. During any period when an Employee fails to elect a separate investment for future Employee Deferrals and Employer Contributions, such future contributions shall be deemed invested in the same manner as the Employee’s existing Accounts. During any period when an Employee fails to elect an investment for his or her existing Accounts, the Accounts shall be deemed 100% invested in the Vanguard Prime Money Market Fund or such other Notional Fund as may be selected by the Committee from time to time.
8.5.     Notional Funds Available for Investment. The Committee shall select one or more Notional Funds to be made available for deemed investment under this Section 9, and it may increase or decrease the number of such funds, or substitute one fund for another fund, from time to time as it determines in its discretion. The Committee shall advise each Employee in writing of the Notional Funds available for deemed investment of the Employee’s Accounts and future contributions and of any changes in the available funds.
SECTION 9.     VALUE OF EMPLOYEE ACCOUNTS. The value of each Employee’s Accounts shall include the deferred compensation credited thereto, increased or decreased by Notional Earnings as provided in Section 8. The Accounts will be valued daily.

SECTION 10.     PAYMENT OF AN EMPLOYEE’S ACCOUNTS

10.1.     Payment Following Separation from Service. If an Employee’s Accounts or any portion thereof becomes payable on account of the Employee’s Separation from Service, the amount shall be paid in a lump sum or installment payments (as provided in Section 6) and payment shall occur or commence on a date chosen by the Company that is within 60 days following the six month anniversary date of the Employee’s Separation from Service. (The six month delay is intended to result in each Employee being treated as if he were “Specified Employee” within the meaning of Code Section 409A(a)(2)(B)(i) regardless of whether he is in fact a “Specified Employee”.) If an amount is payable in annual installments, each subsequent installment shall be paid on the anniversary of the preceding payment date. In the event that a 60 day payment period overlaps two taxable

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years of the Employee, the Employee shall not be permitted to designate the taxable year of the Employee in which the payment occurs.
10.2.     Payment On Specified Payment Date. If an Employee’s Accounts or any portion thereof becomes payable on account of the occurrence of a Specified Payment Date, the amount shall be paid in a lump sum or installment payments (as provided in Section 6) and payment shall occur or commence on the Specified Payment Date. If an amount is payable in annual installments, each subsequent installment shall be paid on the anniversary of the preceding payment date.
10.3.     Payments Subject to Vesting. In the event that an Employee has a Separation from Service before some or all of the his or her Employer Contribution Account has become vested, the nonvested portion shall immediately be forfeited and revert to the Company. If an Employee dies while still an Employee of the Company or an Affiliate, his or her Employer Contribution Account shall, to the extent not previously vested, become immediately fully vested.
SECTION 11.     TAX WITHHOLDING. There shall be deducted from all deferrals and payments under the Plan the amount of any taxes required to be withheld by any federal, state or local government. FICA taxes required to be withheld at the time of an Employee deferral or an Employer Contribution in accordance with Code Section 3121(v) shall be paid from compensation otherwise payable to the Employee and shall not be offset against the amount deferral or contribution hereunder. The Employees and their Beneficiaries, distributees, and personal representatives will bear any and all federal, foreign, state, local or other income or other taxes imposed on amounts deferred, contributed or paid under the Plan.

SECTION 12.     DESIGNATION OF BENEFICIARY. A Employee may designate a Beneficiary or Beneficiaries which designation shall be effective upon filing written notice with the Committee on the form prescribed by the Committee for that purpose. If an Employee is married and has not designated his or her spouse as the sole primary beneficiary of his or her Accounts, then such spouse must provide written consent to the Employee’s Beneficiary designation or else the Accounts will be paid to such spouse, if living, upon the death of the Employee. If there is a no surviving spouse or designated Beneficiary, the Beneficiary will be the Employee’s estate. If more than one Beneficiary designation has been filed, the designation bearing the most recent date shall be deemed the governing designation and all prior designations shall be deemed revoked. The Committee’s decision identifying the Employee’s Beneficiary shall be final and binding on all persons provided it is made in good faith.

SECTION 13.     DEATH OF EMPLOYEE OR BENEFICIARY.

13.1.     In General. In the event of an Employee’s death before he or she has received the full value of his or her Accounts (including where the Employee is receiving installment payments), the vested value of the Employee’s Accounts shall be paid to his or her Beneficiary as provided in this Section 13. If an Employee dies while still an Employee

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of the Company or an Affiliate, his or her Employer Contribution Account shall, to the extent not previously vested, become immediately fully vested.
13.2.     Payment In Installments. If the Committee receives notice of the Employee’s death at a time when any portion of the Employee’s Accounts is currently being paid in installments, any installments payable after the Committee receives such notice shall be paid to his or her Beneficiary on the date or dates on which each such installment would have been paid to the Employee or within 60 days thereafter. In no event shall the Beneficiary be permitted to determine the calendar year in which any such installment is paid.
13.3.     Payment In Lump Sums. Any portion of the Employee’s Accounts not being paid in installments at the time of his or her death shall be paid in a lump sum to his or her Beneficiary in the calendar year following the calendar year in which the Employee died.
13.4.     Investment of Accounts Pending Payment. A Employee’s Accounts shall continue to be invested pending distribution under this Section 13 in the same manner as the Accounts were invested at the time the Committee receives notice of the Employee’s death provided, however, that to the extent an Employee’s Accounts are payable to a beneficiary in installments, as provided in Section 13.2, the Beneficiary shall be given the right to change deemed investments in a manner similar to the right provided to the Employee pursuant to Section 8.
SECTION 14.     EMPLOYEE’S RIGHTS UNSECURED. The right of any Employee or other person to receive payment under the provisions of the Plan shall be an unsecured claim against the general assets of the Employer, and any successor company in the event of a merger, consolidation, reorganization or any other event which causes the Employer’s assets or business to be acquired by another entity. No provision contained in the Plan or any grantor trust established by the Employer as a means of providing monies for the Plan shall be construed to give any Employee or other person at any time a security interest in the Employee’s Accounts, a grantor trust or any other asset of the Employer.

SECTION 15.     STATEMENT OF ACCOUNT. Statements will be sent to Employees following the end of each calendar quarter reflecting the value of their Employee Deferral Accounts and their Employer Contribution Accounts as of the end of that quarter.

SECTION 16.     UNFORESEEABLE EMERGENCY.

16.1.     Right To Request Payment. Notwithstanding anything in this Plan to the contrary, an Employee may request payment of all or a portion of his or her Account Balance in the event of an unforeseeable emergency by filing a written request with the Committee in a form acceptable to the Committee for that purpose. A Employee requesting such payment will be requested to submit documentation of the unforeseeable emergency and proof that the loss is not covered by other means. The Employee’s request may be granted solely in the absolute discretion of the Committee using the criteria set forth in Treas. Reg.

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§1.409A-3(i)(3) and shall be paid from the Employee’s most recently established sub-account, then from the Employee’s second most recently established sub-account, and so forth until the required amount has been paid.
16.2.     Circumstances Where Payment Is Permitted. A payment on account of unforeseeable emergency will be made on a limited basis and only due to the Employee’s or dependant’s illness or accident, casualty loss of the Employee’s property or similar circumstances arising out of events beyond the control of the Employee within the meaning of Treas. Reg. §1.409A-3(i)(3) as determined by the Committee in its discretion. No member of the Committee may vote on, or otherwise influence, a decision of the Committee concerning his or her request for a payment on account of unforeseeable emergency.
16.3.     Effect of Payment. Such a payment to an Employee shall have no effect on any amounts remaining in the Employee’s Accounts, shall result in the cancellation of the Employee’s current Deferral Election (if any) and the Employee shall not be permitted to enter into a new Deferral Election until the next Service Year beginning at least six months after the payment.
SECTION 17.     NO ASSIGNMENT OF BENEFITS. No rights or benefits under the Plan shall, except as otherwise specifically provided by law, be subject to assignment (except for the designation of Beneficiaries), nor shall such rights or benefits be subject to attachment or legal process for or against an Employee or his or her Beneficiary.

SECTION 18.     NO GUARANTEE OF EMPLOYMENT. Nothing contained in the Plan nor any action taken thereunder shall be construed as a contract of employment or as giving any Employee any right to continued employment with the Employer.

SECTION 19.     NO GUARANTEE OF TAX RESULT. Participants are encouraged to review the Plan and its provisions, and the manner of their participation in the Plan, with their personal tax advisors.

19.1.     In General. Although the Plan is intended to defer income tax liability with respect to Regular Compensation and Bonuses deferred under the Plan, the Company as sponsor of the Plan does not guaranty that deferrals under the Plan will in fact defer the incidence of income taxation.

19.2.     Application of Code Section 409A. It is the intent of the Company that the Plan as in effect between February 19, 2008 and December 31, 2008 inclusive shall be administered in reasonable, good faith compliance with Code Section 409A, including IRS Notice 2005-1. Beginning January 1, 2009, the Plan shall be administered in accordance with the provisions of this Plan document which are intended to comply with final Treasury regulations promulgated under Code Section 409A. Without limiting the generality of the foregoing, to the extent that this restatement of the Plan has the effect of changing the time or manner of payment of any amount deferred or deemed earned under the Plan prior to January 1, 2009, such change shall not be effective until January 1, 2009.

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EXHIBIT 10.42

HARDINGE INC. NON-QUALIFIED DEFERRED COMPENSATION PLAN
Page 14 of 2008 Plan

19.3.     Limited Correction of Operational Errors. It is the intention of each Employer and each Participant that the rights and obligations existing under the Plan shall be construed in a way that permits correction of operational errors to the extent permitted under Internal Revenue Service Notice 2007-100 so as to avoid or reduce the imposition of penalties under Code Section 409A and the Employers and Participants agree to take such actions as may be necessary to comply with said notice (such as distributing excess deferrals and Notional Earnings attributable thereto or reimbursing the Plan for amounts improperly distributed.

19.4.     Protection of Company and Others. Neither the Company, nor any officer, employee, director or agent of the Company or any affiliate of the Company, nor any member of the Committee, shall have any liability to any Participant on account of a deferral hereunder being taxable under Code Section 409A. To the extent permitted by law, the Company shall indemnify and defend any officer, employee, director or agent of the Company or of any affiliate of the Company, and any member of the Committee, from any claim based on a deferral becoming taxable under Code Section 409A resulting from such person’s action taken, or action failed to be taken, in connection with the Plan or any Employee Deferral or Employer Contribution.

SECTION 20.     GOVERNING LAW AND CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Unless the context otherwise indicates, words of the masculine gender include the feminine, the singular shall include the plural, and the plural shall include the singular. Section and sub-section headings are inserted for convenience only and shall not affect the meaning or construction of the Plan.

SECTION 21.     AMENDMENT OR TERMINATION OF PLAN. The Plan may at any time be amended, modified or terminated by the Company or a by person or entity authorized by the Company. No amendment, modification or termination shall, without the consent of an Employee, adversely affect such Employee’s Account Balance or his or her prior elections provided, however, that in the event the Plan is terminated then Employee Account Balances may be distributed on an accelerated basis to the extent permitted in Treas. Reg. §1.409A-3(j)(4)(ix). Rights accrued prior to termination of the Plan will not be canceled by termination of the Plan.

SECTION 22.     RULE GOVERNING PAYMENT DATES. In any circumstance where this Plan requires the payment of an amount during a period of two or more days that overlaps two calendar years, the payee shall have no right to determine the calendar year in which payment actually occurs.

IN WITNESS WHEREOF this restated plan document has been executed by an officer of the Company duly authorized by its Board of Directors on the ___ day of December, 2008.

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EXHIBIT 10.42

HARDINGE INC. NON-QUALIFIED DEFERRED COMPENSATION PLAN
Page 15 of 2008 Plan

HARDINGE INC.

BY__________________________________

TITLE________________________________

Hardinge Inc. Non-Qualified Deferred Compensation Plan
Appendix A
2008 Deferral Election Form

This form provides for the deferral of compensation under the Hardinge Inc. Non-Qualified Deferred Compensation Plan (the “Plan”) by the undersigned eligible Employee (the “Employee”). The deferred compensation is payable with respect to services performed by the Employee in the calendar year 2008 after the date this Deferral Election form is delivered to the Compensation Committee (the “Irrevocable Date”).

This form also provides for the time and manner in which amounts deemed credited to the Employee’s Accounts under the Plan in 2008 will be paid to the Employee or his or her Beneficiary.

This form must be completed, signed by the Employee and returned to the Committee on or before March 30, 2008 in order to become effective. Any Election made on this form shall become irrevocable on the date this form is returned to the Committee (the “Irrevocable Date”).

Name of Employee:________________________________________________

Deferral of Regular Compensation: The Employee in the hereby elects to defer (enter a whole number between 0 and 80) ___ percent of the Regular Compensation payable to him or her during the calendar year 2008 on account of services performed by him or her during the calendar year 2008 and after the Effective Date.

Deferral of Bonus: The Employee in the Plan hereby elects to defer (enter a whole number between 0 and 100) ___ percent of the Bonus payable to him or her during the calendar year 2009 on account of services performed by him or her during the calendar year 2008 and after the Effective Date.

(No deferred Bonus will be credited to the Employee’s Accounts under the Plan in 2008.)

Time and Form of Payment: Note: This election will also apply to any amounts deferred under the Plan in 2009, 2010, 2011 and 2012. All amounts deferred under the Plan in calendar year 2008 shall be paid to the Employee (select one from the following four):
□ In a lump sum on [specify a specific future date] ______________
□ In ____ (specify number—not more than 15) annual installments beginning on [specify a specific future date] _____________
□ In a lump sum six months after Separation from Service.
□ In ____ (specify number—not more than 15) annual installments beginning six months after Separation from Service.

Any Election made on this form is subject to the provisions of the Plan. The Employee has read the “Risk Factors” furnished to him in connection with the Plan.

Employee’s Signature_________________________________________ Date____________

This Deferral Election form was received by the Committee on or before March 30, 2008.

Signature of Committee representative_____________________________ Date____________
Hardinge Inc. Non-Qualified Deferred Compensation Plan
Appendix B
2009 Deferral Election Form

This form provides for the deferral of compensation under the Hardinge Inc. Non-Qualified Deferred Compensation Plan (the “Plan”) by the undersigned eligible Employee (the “Employee”). The deferred compensation is payable with respect to services performed by the Employee in the calendar year 2009.

This form also provides for the time and manner in which amounts deemed credited to the Employee’s Accounts under the Plan in 2009 will be paid to the Employee unless 2009 deferrals are subject to a Five-Year Election made in 2008.

This form must be completed, signed by the Employee and returned to the Committee on or before December 15, 2008 in order to become effective. Any Election made on this form shall become irrevocable on December 31, 2008 (the “Irrevocable Date”).

Name of Employee:________________________________________________

Deferral of Regular Compensation: The Employee in the hereby elects to defer (enter a whole number between 0 and 80) ___ percent of the Regular Compensation payable to him or her during the calendar year 2009 on account of services performed by him or her during the calendar year 2009.

Deferral of Bonus: The Employee in the Plan hereby elects to defer (enter a whole number between 0 and 100) ___ percent of the Bonus payable to him or her during the calendar year 2010 on account of services performed by him or her during the calendar year 2009.

Time and Form of Payment: Note: The Employee should not complete this section if the Employee made a time and form of payment election for amounts deferred in 2008. The election made for 2008 will apply to amounts deferred under the Plan in 2009, 2010, 2011 and 2012.

If the Employee did not make an election for amounts deferred in 2008, the Employee should complete this section and this section will apply to amounts deferred under the Plan in 2009, 2010, 2011, 2012 and 2013. All amounts deferred under the Plan in calendar year 2009 shall be paid to the Employee (select one from the following four):
□ In a lump sum on [specify a specific future date] ______________
□ In ____ (specify number—not more than 15) annual installments beginning on [specify a specific future date] _____________
□ In a lump sum six months after Separation from Service.
□ In ____ (specify number—not more than 15) annual installments beginning six months after Separation from Service.

Any Election made on this form is subject to the provisions of the Plan. The Employee has read the “Risk Factors” furnished to him in connection with the Plan.

Employee’s Signature_________________________________________ Date____________

This Deferral Election form was received by the Committee on or before December 15, 2008.

Signature of Committee representative_____________________________ Date____________

Hardinge Inc. Non-Qualified Deferred Compensation Plan

Schedule 1

Special Plan Provisions Applicable to Richard L. Simons

Richard L. Simons shall be eligible to participate in the Hardinge Inc. Non-Qualified Deferred Compensation Plan (the “Plan”) on and after March 1, 2008 subject to the terms and conditions of the Plan. In order to defer Regular Compensation earned in 2008, Mr. Simons must complete sign and return a Deferral Election form to the Nonqualified Deferred Compensation Committee (“Committee”) on or before March 30, 2008.

Employer Contribution for 2008—

20.5% of Mr. Simons’s Regular Compensation in excess of $230,000 payable in 2008 with respect to services performed in 2008 but after the date on which a properly executed Deferral Election form is delivered by Mr. Simons to the Committee.

20.5% of Mr. Simons’s Bonus payable in 2009 with respect to services performed in 2008 but after the date on which a properly executed Deferral Election form is delivered by Mr. Simons to the Committee.

Unless the Committee provides Mr. Simons with a written notice to the contrary on or before December 15, 2008 or any subsequent December 15th, Employer Contributions calculated in the same manner as above shall be made on behalf of Mr. Simons with respect to Regular Compensation and Bonus earned during the Service Year following such December 15.

Vesting of Employer Contribution for 2008—

Employer Contributions made in 2008 and calculated with respect to Regular Compensation earned in 2008 shall become 100% vested on January 1, 2013. Prior to that date, such contributions shall be 0% vested. Such contributions made in subsequent Service Years shall become 100% vested on the January 1st of the fifth calendar year following such Service Year.

Employer Contributions made in 2009 and calculated with respect to Bonus earned in 2008 shall become 100% vested on January 1, 2013. Prior to that date, such contributions shall be 0% vested. Such contributions made in subsequent Service Years shall become 100% vested on the January 1st of the fourth calendar year following the Service Year in which the contribution is made.

Schedule 1

Special Plan Provisions Applicable to Richard L. Simons for 2009

Richard L. Simons shall be eligible to participate in the Hardinge Inc. Non-Qualified Deferred Compensation Plan (the “Plan”) during the 2009 calendar year subject to the terms and conditions of the Plan. In order to defer Regular Compensation earned in 2009, Mr. Simons must complete sign and return a Deferral Election form to the Nonqualified Deferred Compensation Committee (“Committee”) on or before December 15, 2008.

Employer Contribution for 2009—

20.5% of Mr. Simons’s Regular Compensation in excess of $245,000 payable in 2009 with respect to services performed in 2009.

20.5% of Mr. Simons’s Bonus payable in 2010 with respect to services performed in 2009.

Unless the Committee provides Mr. Simons with a written notice to the contrary on or before December 15, 2008 or any subsequent December 15th, Employer Contributions calculated in the same manner as above shall be made on behalf of Mr. Simons with respect to Regular Compensation and Bonus earned during the Service Year following such December 15.

Vesting of Employer Contribution for 2009—

Employer Contributions made in 2008 and calculated with respect to Regular Compensation earned in 2009 shall become 100% vested on January 1, 2014. Prior to that date, such contributions shall be 0% vested. Such contributions made in subsequent Service Years shall become 100% vested on the January 1st of the fifth calendar year following such Service Year.

Employer Contributions made in 2010 and calculated with respect to Bonus earned in 2009 shall become 100% vested on January 1, 2014. Prior to that date, such contributions shall be 0% vested. Such contributions made in subsequent Service Years shall become 100% vested on the January 1st of the fourth calendar year following the Service Year in which the contribution is made.

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